Exhibit 99.1

DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. Close Offering of €500 Million Senior Notes

EL SEGUNDO, Calif.—May 20, 2013 (BUSINESS WIRE)-- DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (collectively, the “Issuers”), indirect subsidiaries of DIRECTV (NASDAQ:DTV), announced today the closing of their public offering of €500 million aggregate principal amount of 2.750% Senior Notes due 2023 (the “Notes”). The Issuers intend to use the net proceeds from the offering for general corporate purposes, which may include a distribution to DIRECTV for its share repurchase plan and other corporate purposes.

The Issuers have filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (“SEC”) for this offering. Interested parties should read the prospectus in that registration statement, the prospectus supplement for this offering and the other documents that the Issuers have filed with the SEC that are incorporated by reference into the prospectus supplement for more complete information about the Issuers and this offering. These documents are available at no charge by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies of the prospectus and preliminary prospectus supplement relating to the offering will be made available by any underwriter or dealer participating in the offering to interested parties who make a request by calling toll free Barclays Bank PLC at 1-888-603-5847 or Deutsche Bank AG, London Branch at 1-800-503-4611 or Merrill Lynch International at 1-800-294-1322.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This press release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV

Media contact: Darris Gringeri, (212) 205-0882

Investor Relations: (310) 964-0808

Source: DIRECTV

DIRECTV Holdings LLC

DIRECTV Financing Co., Inc.